CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-48680, 333-31217 and 33-77286) of Aphton Corporation of our report dated April 24, 2000 relating to the financial statements as of January 31, 2000 and for each of the two years in the period ending January 31, 2000, which appears in this Form 10-K/A.


                                          /s/PricewaterhouseCoopers LLP



Honolulu, Hawaii
January 29, 2002